SHARE PURCHASE AGREEMENT

among

CHRISTOPHER DUGAN

and

VITRAN CORPORATION

and

VITRAN CORPORATION INC.

Dated May 30th, 2005

Lang Michener LLP
Lawyers – Patent & Trade Mark Agents

TABLE OF CONTENTS

SHARE PURCHASE AGREEMENT

THIS AGREEMENT made the 30th day of May, 2005.

A M O N G:

CHRISTOPHER DUGAN,
of the City of Wichita
in the State of Kansas,

(hereinafter called the “Vendor”),

- and -

VITRAN CORPORATION,
a corporation incorporated under the laws of
the State of Nevada,

(hereinafter called the “Purchaser”),

- and -

VITRAN CORPORATION INC.,
a corporation incorporated under the laws of
the Province of Ontario,

(hereinafter called “Vitran”).

WHEREAS the Vendor desires to sell, and Purchaser desires to purchase, all of the issued and outstanding shares of the capital stock of each of R. A. Christopher, Inc., a Kansas corporation (“RAC”), and Kansas Motor Freight Corp., an Oklahoma corporation (“KMFC”), for the consideration and on the terms and conditions set forth in this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants, agreements, representations, warranties and indemnities herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties agree as follows:

1. INTERPRETATION

1.1	Defined Terms. For the purpose of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

(a) “338 Taxes” has the meaning set out in Section 6.9(b);

(b)	“Annual Financial Statements” means the annual unaudited financial statements of each of the Corporations for the fiscal years ended December 31, 2004 and December 31, 2003, copies of which financial statements are annexed hereto as Schedule 1.1(b);

(c)	“Applicable Income Taxes” has the meaning set out in Section 6.9(a);

(d)	“Business” means the business currently and heretofore carried on by the Corporations consisting of the provision of truckload and less than truckload freight services;

(e)	“Business Day” means any day other than a Saturday, a Sunday or a statutory holiday in either of the State of Kansas or the Province of Ontario;

(f)	“CDL” means C. D. Land Company, L.L.C., a Kansas limited liability company;

(g)	“CDL Real Property” means the real property owned by CDL on the date hereof and described on Schedule 1.1(g);

(h)	“CDL Transferred Real Property” has the meaning set out in Section 7.5;

(i)	“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended;

(j) “Claim” has the meaning set out in Section 10.4;

(k) “Closing Balance Sheet” has the meaning set out in Section 2.4;

(l)	“Closing Certificates” has the meaning set out in Section 9.1(a);

(m)	“Closing Date” means the close of business on May 31, 2005, or such other date as may be mutually agreed by the Vendor and the Purchaser;

(n) “Code” has the meaning set out in Section 3.29(b);

(o)	“Contract” means any agreement, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written or oral;

(p)	“control” shall be deemed to occur between a corporation and another person if:

(i)	voting securities of the corporation carrying more than 50% of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person; and

(ii)	the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of the corporation;

(q)	“Corporations” means RAC and KMFC and “Corporation” means either of them;

(r) “Direct Claim” has the meaning set out in Section 10.4;

(s)	“ERISA” means the Employee Retirement Security Act of 1974, as amended;

(t) “Election” has the meaning set out in Section 6.9(a);

(u) “Employee Plans” has the meaning set out in Section 3.29;

(v)	“Encumbrance” means any encumbrance, lien, charge, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, restriction, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any Contract to create any of the foregoing;

(w)	“Environmental Laws” means any Law with respect to any Hazardous Materials, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off waste emissions, wells or otherwise concerning pollution, or the protection of the environment; without limiting the generality of the foregoing, the term will encompass the following statutes and regulations promulgated thereunder and any similar applicable state or local statute or regulation as in effect on the Closing Date: (i) CERCLA, (ii) RCRA, (iii) the Hazardous Materials Transportation Act, (iv) the Toxic Substances Control Act, (v) the Clean Water Act, (vi) the Clean Air Act, (vii) the Safe Drinking Water Act, (viii) the National Environmental Policy Act of 1969, (ix) Title III of the Superfund Amendment and Reauthorization Act of 1986; and (x) the Occupational Safety and Health Act of 1970;

(x) “Escrow” has the meaning set out in Section 2.2(a);

(y)	“Financial Statements” means the Annual Financial Statements and the Interim Period Financial Statements;

(z)	“Governmental Entity” means any government or any governmental agency, bureau, board, commission, department, regulatory agency, or political subdivision, whether federal, state or local, domestic or foreign;

(aa)	“Hazardous Materials” means each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Law or the Release of which is prohibited under any Law; without limiting the generality of the foregoing, the term will include (i) “hazardous substances” as defined in CERCLA or the Superfund Amendments and Reauthorization Act of 1986, each as amended and all regulations promulgated thereunder, (ii) “hazardous waste” as defined in RCRA, as amended, and all regulations promulgated thereunder, (iii) “hazardous Materials” as defined in the Hazardous Materials Transportation Act, as amended, and all regulations promulgated thereunder, and (iv) “chemical substance or mixture” as defined in the Toxic Substances Control Act, as amended, and all regulations promulgated thereunder;

(bb) (cc) (dd)	“Indemnified Party” has the meaning set out in Section 10.4; “Indemnifying Party” has the meaning set out in Section 10.4; “Intellectual Property” has the meaning set out in Section 3.11;

(ee)	“Interim Period Financial Statements” means the unaudited financial statements of each of the Corporations as at and for the four month period ended April 30, 2005, copies of which financial statements are annexed hereto as Schedule 1.1(ee);

(ff)	“Jointly Held Shares” means the 5,000 shares of common stock, par value of $1.00 per share, in the capital of RAC owned by the Vendor and Rebecca J. Dugan as joint tenants;

(gg)	“Law” means any federal, state, local or municipal, domestic or foreign, constitutional provision, statute, law, by-law, rule, regulation, Permit, decree, injunction, judgment, order, or legally binding ruling, determination, common law rule, finding or writ of any Governmental Entity or any court of other tribunal;

(hh) (ii)	“Leased Real Property” has the meaning set out in Section 3.8; “License” has the meaning set out in Section 3.14;

(jj)	“Losses”, in respect of any matter, means all claims, demands, Proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including, without limitation, all legal and other professional and consultant fees and disbursements, interest, penalties and amounts paid in settlement) arising directly or indirectly as a consequence of such matter;

(kk)	“Marilyn Security Interest” has the meaning set out in Section 3.44;

(ll)	“Material Adverse Consequence” and “Material Adverse Change” mean any one or more consequence or change having the potential to produce adverse financial consequences or changes of more than $50,000;

(mm)	“Material Contract” means any Contract if it requires or may require the provision by either of the Corporations to any person of goods or services, or the making of a financial obligation by either of the Corporations, in excess of $25,000 unless that Contract is terminable by the Corporation upon 30 days’ (or less than 30 days’) notice without penalty;

(nn)	“Non-Competition Agreement” has the meaning set out in Section 8.1(k);

(oo)	“Permit” means any license, permit, approval, authorization, consent, registration, franchise, certificate of authority or order, certificate of occupancy, building, safety and fire and health approval, or any waiver of the foregoing, issued by any Governmental Entity;

(pp) “Permitted Encumbrances” means:

(i)	registered or unregistered easements, encroachments, servitudes and other minor defects or irregularities in title which do not materially adversely affect the value of any of the Real Property or CDL Real Property or materially impair the use of any of the Real Property or CDL Real Property for the purpose for which they are presently used;

(ii)	liens for Taxes not yet due or liens for Taxes which are due but the validity of which are being contested in good faith by appropriate proceedings, provided that adequate security has been provided therefor;

(iii)	the reservations, limitations, provisos and conditions contained in the legal descriptions set out in Schedules 3.8 or 1.1(g) which do not materially detract from the value or materially impair the use of, the Real Property or the CDL Real Property for the operation of the Business;

(iv)	any encroachment, overlaps, boundary line disputes or other state of facts which would be disclosed by an accurate survey and inspection of the Real Property or the CDL Real Property or by a title insurance policy;

(v)	any registered building and other restrictions, covenants, municipal agreements and agreements with utilities and publicly regulated authorities, provided such have been complied with and provided that they do not (either individually or in the aggregate) materially interfere with or detract from the present use, marketability or value of the Real Property or the CDL Real Property;

(vi)	liens or rights of distress reserved in or exercisable under any lease for non-compliance with the terms of such lease provided that no such lien or right of distress has been claimed or exercised as of the Closing Date;

(vii)	mortgages, charges, liens or other encumbrances against the owner’s interests in the Leased Real Property;

(viii) the Encumbrances listed on Schedule 1.1(pp);

(ix)	undetermined or inchoate liens and charges incidental to construction or current operations, a claim for which shall not at the time have been registered against the asset or of which notice in writing shall not at the time have been given to either of the Corporations, or any lien or charge, a claim for which, although registered, or notice of which, although given, relates to obligations not overdue or delinquent, provided that adequate security has been provided therefor;

(x)	security given in the ordinary course of business to any public utility, municipality or government or to any statutory or public authority in connection with the operations of the Business, other than security for borrowed money; and

(xi)	liens or mortgages which secure indebtedness of either of the Corporations or otherwise which will be removed at or prior to the Time of Closing upon payment of any indebtedness of either of the Corporation for borrowed money pursuant to Section 7.4;

(qq) (rr) (ss)	“Proceedings” has the meaning set out in Section 3.23; “Purchase Price” has the meaning set out in Section 2.2; “Purchased Shares” has the meaning set out in Section 2.1;

(tt)	“Purchaser’s Representatives” has the meaning set out in Section 10.1;

(uu)	“RCRA” means the Resource Conservation and Recovery Act of 1976, as amended;

(vv) (ww)	“Real Property” has the meaning set out in Section 3.8; “Real Property Leases” has the meaning set out in Section 3.10;

(xx)	“Related Party” means a person which is controlled by (i) the Vendor, (ii) any person related by blood or marriage to the Vendor, or (iii) any person which is controlled by the Vendor and/or any person related by blood or marriage to the Vendor;

(yy)	“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, discarding, burying, abandoning or disposing into the environment;

(zz)	“S-Corp” means, with respect to any taxable year, a small business corporation for which an election under Code section 1362(a) is in effect for such year;

(aaa) “Securities Act” means the Securities Act of 1933, as amended;

(bbb)	“Subsidiary” means a corporation which is controlled, directly or indirectly, by another corporation;

(ccc)	“Taxes” means all taxes, assessments, charges, duties, fees, registrations, levies or other governmental charges (including interest, penalties or additions associated therewith) including without limitation federal, state, city, county, foreign or other income, franchise, gross receipts, license, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code section 59A), customs duties, capital stock, profits, registration, alternative or add-on minimum, estimated, real property, personal property, tangible, withholding, source deductions from payroll, Federal Insurance Contributions Act, payroll taxes, unemployment compensation, workers’ compensation, employee related taxes, disability, transfer, sales, use, gasoline, fuel, excise, goods and services, value added, customs duty, gross receipts and all other taxes of any kind affecting or related to either of the Corporations and for which either of the Corporations may have any liability imposed by any Governmental Entity, whether disputed or not, including any interest, penalty, or addition thereto, and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person;

(ddd) “Third Party Claim” has the meaning set out in Section 10.4;

(eee)	“Time of Closing” means 10:00 a.m. (Wichita, Kansas Time) on the Closing Date;

(fff) (ggg)	“Vitran 338 Payments” has the meaning set out in Section 6.9(b); and “Vitran Shares” means the common shares in the capital of Vitran.

1.2	Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are dollars of the United States of America.

1.3	Sections and Headings. The division of this Agreement into Articles and Sections and the insertion of headings and a table of contents are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an Article, Section or Schedule refers to the specified Article or Section of, or Schedule to, this Agreement.

1.4	Number, Gender and Persons. In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and persons shall include individuals, corporations, companies, partnerships, limited liability companies, limited liability partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

1.5	Accounting Principles. Except as otherwise noted, any reference in this Agreement to generally accepted accounting principles refers to generally accepted accounting principles as approved at the applicable time by the Financial Accounting Standards Board.

1.6	Entire Agreement. This Agreement, including the Schedules attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, and without limiting the generality of the foregoing, specifically supersedes the letter of intent dated April 29, 2005 from Vitran addressed to the Vendor and accepted by the Vendor on May 4, 2005. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

1.7 Time of Essence. Time shall be of the essence of this Agreement.

1.8	Applicable Law. All questions concerning the construction, validity and interpretation of this Agreement and the Schedules hereto will be governed by the internal law, and not the law of conflicts, of the State of Kansas, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement and as to those matters the law of the jurisdiction under which such entity derives its power shall govern. Each party hereby waives trial by jury in any judicial proceeding involving, directly or indirectly, any matter, in any way arising out of or related to, or in connection with this Agreement whether sounding in contract, tort or otherwise. Any such matter shall be heard in a Federal Court having jurisdiction and not in State Court.

1.9	Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

1.10	Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party.

1.11	Knowledge. For the purpose of any reference in this Agreement to the “Knowledge of the Vendor”, the knowledge of the Vendor shall be deemed to be the actual knowledge of the Vendor after due inquiry of the following persons: Todd Horsch, Robert Butler, Dennis Echerman, Patrick Keitel, Robert Meise, Jean Smith, Mark Burks and Tommy Taylor-Levering .

1.12	Schedules. The following Schedules are attached to and form part of this Agreement:

Schedule 1.1(b)	-	Annual Financial Statements

Schedule 1.1(g)	-	CDL Real Property

Schedule 1.1(ee)	-	Interim Period Financial Statements

Schedule 1.1(pp)	-	Permitted Encumbrances

Schedule 2.1	-	Purchased Shares

Schedule 2.2(d)	-	Prepaid Expenses

Schedule 3.1	-	Jurisdictions in which Business is Located

Schedule 3.7	-	Equipment and Maintenance Schedules

Schedule 3.8	-	Real Property and Leased Real Property

Schedule 3.9	-	Title Insurance

Schedule 3.9(a)	-	Real Property

Schedule 3.9(b)	-	Repairs and Maintenance

Schedule 3.9(c)	-	Services Performed

Schedule 3.9(d)	-	Accounts Payable

Schedule 3.9(g)	-	Capital Expenditure

Schedule 3.9(h)	-	Special Taxes

Schedule 3.11	-	Intellectual Property

Schedule 3.12	-	Insurance Policies

Schedule 3.12	-	Contracts

Schedule 3.14	-	Permits and Licenses

Schedule 3.15A	-	Regulatory Consents and Approvals

Schedule 3.15B	-	Contractual Consents and Approvals

Schedule 3.16	-	Exceptions to GAAP

Schedule 3.21	-	Absence of Changes

Schedule 3.22	-	Tax Matters

Schedule 3.23	-	Legal and Regulatory Proceedings

Schedule 3.24	-	Accounts and Attorneys

Schedule 3.25	-	Directors and Officers

Schedule 3.26	-	Dividends and Distributions

Schedule 3.27	-	Related Party Transactions

Schedule 3.28	-	Environmental and Health

Schedule 3.29	-	Employee Plans

Schedule 3.30	-	Labor Union Matters

Schedule 3.31	-	Employees

Schedule 3.35A	-	Customers

Schedule 3.35B	-	Rebates, Discounts and Allowances

Schedule 3.36	-	Contracts with Owner-Operators

Schedule 3.37	-	Product Warranties

Schedule 4.4	-	Purchaser’s Consents and Approvals

Schedule 5.4	-	Vitran’s Financial Statements

Schedule 5.7	-	Vitran’s Consents and Approvals

Schedule 6.3(c)	-	Material Contracts

Schedule 6.10	-	Personal Items

Schedule 7.4	-	Indebtedness to be Paid at Closing

Schedule 8.1(k)	-	Form of Non-Competition Agreement

Schedule 8.1(l)	-	Form of Employment Agreement

Schedule 8.1(m)	-	Form of Opinion of Vendor’s Counsel

Schedule 8.1(p)	-	Form of Release

Schedule 8.1(s)A	-	Form of Lease Agreement

Schedule 8.1(s)B	-	Form of Option Agreement

Schedule 8.3(d)	-	Form of Opinion of Purchaser’s and Vitran’s Counsel

2. PURCHASE AND SALE OF PURCHASED SHARES

2.1	Purchase and Sale of Purchased Shares. Subject to the terms and conditions of this Agreement, the Vendor covenants and agrees to sell, assign and transfer to the Purchaser and the Purchaser covenants and agrees to purchase from the Vendor that number and class of shares set out opposite the name of each of RAC and KMFC on Schedule 2.1 (collectively, the “Purchased Shares”), being all of the issued and outstanding shares of the capital stock of each of RAC and KMFC.

2.2	Purchase Price. The consideration payable by the Purchaser to the Vendor for the Purchased Shares and in respect of the Vendor entering into the Non-Competition Agreement shall be the sum of the amounts set out in this Section 2.2, subject to adjustment in accordance with Section 2.6 (the “Purchase Price”), to be paid and satisfied as follows:

(a)	$1,200,000 to be paid at the Time of Closing to the Vendor, or as the Vendor may in writing direct, from monies held in escrow by Depew Gillen Rathbun & McInteer, LC (the “Escrow”) pursuant to an escrow agreement dated May 17, 2005 among the Purchaser, the Vendor and Depew Gillen Rathbun & McInteer, LC;

(b)	$24,128,000 by wire transfer at the Time of Closing of immediately available funds to or to the order of the Vendor, or as the Vendor may in writing direct except those funds specifically outlined in Section 2.3;

(c)	$859,100, being the sum of all rolling stock capital expenditures by either of the Corporations from April 26, 2005 to the Closing Date approved by the Purchaser, by wire transfer at the Time of Closing of immediately available funds to or to the order of the Vendor, or as the Vendor may in writing direct;

(d)	$442,435, being the sum of the amounts in the following balance sheet accounts of the Corporations as of the Closing Date: Prepaid Tags & Taxes-Trucks, Prepaid Rent, Prepaid Insurance and Other Assets-Insurance Deposits, all as reasonably estimated by the Corporation’s outside accountants on a consistent basis with the Financial Statements except that $25,868 shall be transferred into the Other Assets-Insurance Deposits account from Accrued Workman’s Comp. prior to this computation, by wire transfer of immediately available funds to or to the order of the Vendor; or as the Vendor may in writing direct; and

(e)	the amount payable by the Purchaser pursuant to Section 6.9(b) at the time required by Section 6.9(b).

The Vendor shall provide all wire transfer instructions required pursuant to this Agreement to the Purchaser at least two (2) Business Days prior to the Closing Date.

2.3	Vitran Shares. On the Closing Date, the Purchaser shall make available that portion of the proceeds equal to $2,800,000 from which the Vendor shall subscribe for and purchase and Vitran shall allot and issue to the Vendor 202,458 fully paid and non-assessable Vitran Shares, being that number of Vitran Shares, rounded to the nearest whole number, equal to $2,800,000 divided by the simple average of the closing price of Vitran Shares on NASDAQ for the five (5) trading days ending two (2) trading days before the Closing Date and Vitran shall deliver to the Vendor a share certificate evidencing such Vitran Shares registered in the name of the Vendor.

2.4	Closing Balance Sheet. As soon as is practicable, and in any event not later than forty-five (45) days following the Closing Date, the Purchaser shall deliver to the Vendor an unaudited consolidated balance sheet for the Corporations as of the opening of business on the Closing Date (the “Closing Balance Sheet”). The Closing Balance Sheet shall be prepared on a basis consistent with the Financial Statements and shall set out the consolidated financial position of the Corporations as at the Closing Date including a calculation of the amounts described in Section 2.2(d).

2.5	Disputes Concerning Closing Balance Sheet. The Vendor shall have a period of twenty (20) days from the date it receives the Closing Balance Sheet in which to review the same. For the purpose of such review, the Purchaser agrees to permit the Vendor and its authorized representatives to examine all schedules and other documentation used in the preparation of the Closing Balance Sheet. If no objection to the Closing Balance Sheet is given to the Purchaser by the Vendor within such twenty (20) day period, the Closing Balance Sheet shall be deemed to have been approved as of the last day of such twenty (20) day period. If the Vendor objects to any part of the Closing Balance Sheet within such twenty (20) day period by giving notice to the Purchaser setting out in reasonable detail the nature of such objection, the parties agree to attempt to resolve the matters in dispute within fifteen (15) days from the date the Purchaser gives such notice to the Vendor. If all matters in dispute are resolved by the parties, the Closing Balance Sheet shall be modified to the extent required to give effect to such resolution and shall be deemed to have been approved as of the date of such resolution. If the parties cannot resolve all matters in dispute within such fifteen (15) day period, all unresolved matters shall be submitted to Ernst & Young for resolution, and Ernst & Young shall be given access to all materials and information reasonably requested by it for such purpose. The rules and procedures to be followed by Ernst & Young in resolving the matters in dispute shall be determined by Ernst & Young in its discretion. Ernst & Young’s determination of all such matters shall be final and binding on both parties and shall not be subject to appeal by either party. The fees and expenses of Ernst & Young shall be borne equally by the parties. The Closing Balance Sheet shall be modified to the extent required to give effect to Ernst & Young’s determination and shall be deemed to have been approved as of the date of such determination.

2.6	Purchase Price Adjustment. The Purchase Price payable for the Purchased Shares and in respect of the Vendor entering into the Non-Competition Agreement shall be:

(a)	increased or decreased as necessary by an amount equal to the difference, if any, between the sum of the Closing Balance Sheet balances of the balance sheet accounts described in Section 2.2(d) and the estimated Closing Date balances of such accounts after the transfer from the Accrued Workman’s Comp. account to the Other Assets-Insurance Deposits account as described in Section 2.2(d); and

(b)	adjusted downward to the extent that: (i) the sum of $1,000,000 and the aggregate trade accounts payable and accruals of the Corporations is greater than (ii) the aggregate trade accounts receivable of the Corporations;

the net of such adjustments to be payable forthwith by certified cheque or money order payable to or to the order of the party entitled to receive such payment, or as that party may in writing direct.

3. REPRESENTATIONS AND WARRANTIES OF THE VENDOR

The Vendor represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with its purchase of the Purchased Shares. All representations and warranties are made only to the Knowledge of the Vendor except for those representations and warranties referred to in Sections 9.1 (a) or 9.1 (b) (other than the third sentence of Section 3.9) which are not qualified by, or subject in any way to, the Knowledge of the Vendor, and Section 3.28 (m) which is made limited to the actual knowledge of Vendor only:

3.1	Organization and Status. RAC is a corporation validly existing and in good standing under the laws of the State of Kansas. KMFC is a corporation validly existing and in good standing under the laws of the State of Oklahoma. Each of the Corporations is duly registered, licensed or qualified to carry on business under the laws of each of the jurisdictions set out in Schedule 3.1, being the only jurisdictions in which the nature of the Business and its conduct makes such registration, licensing or qualification necessary.

3.2	Authorized and Issued Capital. The authorized capital of RAC consists of 500,000 shares of common stock, par value of $1.00 per share, of which 49,500 shares of common stock (and no more) have been duly issued and are outstanding as fully paid and non-assessable. The authorized capital of KMFC consists of 50,000 shares of common stock, par value of $1.00 per share, of which 1,000 shares of common stock (and no more) have been duly issued and are outstanding as fully paid and non-assessable.

3.3	No Options. No person has any agreement or option or any right or privilege (whether by or at law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of either of the Corporations.

3.4	No Subsidiaries. Neither of the Corporations has any Subsidiaries, is a party to any agreement of any nature to acquire, directly or indirectly, any shares in the capital of, or other equity or proprietary interests in, any person, or is a party to any agreement to acquire or lease any other business operations.

3.5	No Violation. The execution and delivery of this Agreement by the Vendor and the consummation of the transactions herein provided for will not result in:

(a)	subject to obtaining the consents and approvals set out in Schedule 3.15A and 3.15B, the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation or debt of any of the Vendor or the Corporations under:

(i)	any Contract to which the Vendor or either of the Corporations is a party or by which any of them or any of their properties or assets may be bound or affected;

(ii)	any provision of the articles of incorporation, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of either of the Corporations;

(iii)	any judgment, decree, order or award of any court, Governmental Entity or arbitrator having jurisdiction over any of the Vendor or the Corporations;

(iv)	any Permit or License held by either of the Corporations or necessary to the ownership of the Purchased Shares or the operation of the Business; or

(v) any applicable Law; or

(b)	the creation or imposition of any Encumbrance on any of the property or assets of either of the Corporations or on any of the Purchased Shares.

3.6	Business of the Corporations. The Business is the only business operation carried on by the Corporations and the property and assets owned or leased by the Corporations are sufficient in the aggregate to carry on the Business as currently conducted. The Purchaser acknowledges that except as otherwise stated in this Agreement, it is accepting the property and assets of the Corporations As Is/Where Is without representation as to condition or utility.

3.7	Title to Personal Property. The personal property of the Corporations is owned by RAC or KMFC, as the case may be, as the absolute and beneficial owner thereof with good and valid title thereto, free and clear of all Encumbrances other than Permitted Encumbrances. At the Time of Closing, each of the Corporations shall have the exclusive right to possess, use, occupy and dispose of all of its personal property. The Purchaser acknowledges having been provided with a list of tractors, trailers and forklifts used in the Business. All of the rolling stock owned by either of the Corporations has been maintained, in the aggregate, in a prudent manner in accordance with industry standards and the Corporations have kept maintenance records with respect to such rolling stock that are complete in all material respects.

3.8	Location of Real Property. Schedule 3.8 sets forth the municipal addresses and a complete and accurate legal description of any real property owned by RAC (the “Real Property”) and of any real property currently leased or licensed by either of the Corporations (the “Leased Real Property”). Neither of the Corporations own or lease, or have agreed to acquire, lease or license, any real property or interest in real property other than the Real Property and the Leased Real Property, other than as contemplated by this Agreement.

3.9	Title to Real Property. RAC has the exclusive right to possess, use and occupy, and has good and marketable title in fee simple to, the Real Property, free and clear of all Encumbrances other than Permitted Encumbrances. At the Time of Closing, RAC shall have the exclusive right to possess, use and occupy, and have good and marketable title in fee simple to, the CDL Transferred Real Property, free and clear of all Encumbrances other than Permitted Encumbrances. All buildings, structures, fixtures, improvements and appurtenances situated on the Real Property, the Leased Real Property, and the CDL Real Property are adequate and suitable in all material respects for the purposes for which they are currently being used and each of the Corporations has adequate rights of ingress and egress for the operation of the Business as currently conducted. Neither the Vendor, the Corporations or CDL have received any notice that such buildings, structures, fixtures, improvements or appurtenances (or any equipment therein), or the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, state or municipal law, ordinance, rule or regulation, or encroaches on any property owned by others. Schedule 3.9 contains a complete list of all policies of title insurance presently maintained by RAC in respect of the Real Property and by CDL in respect of the CDL Real Property. Without limiting the generality of the foregoing:

(a)	except as set forth in Schedule 3.9(a), the Real Property, the Leased Real Property, the CDL Real Property, the current uses thereof and the conduct of the Business comply with all Laws including, without limitation, Laws dealing with zoning, parking, access, loading facilities, landscaped areas, building construction, fire and public health and safety and Environmental Laws;

(b)	except as disclosed in Schedule 3.9(b), no alteration, repair, improvement or other work has been ordered, directed or requested in writing by any Government Entity to be done or performed to or in respect of the Real Property, the Leased Real Property or the CDL Real Property to any of the plumbing, heating, elevating, water, drainage or electrical systems, fixtures or works by any municipal, state or other competent authority, which alteration, repair, improvement or other work has not been completed, and no written notification has been received by either of the Corporations or CDL of any such outstanding work being ordered, directed or requested, other than those which have been complied with in all respects;

(c)	except as set forth in Schedule 3.9(c), all accounts for work and services performed and materials placed or furnished upon or in respect of the Real Property, the Leased Real Property or the CDL Real Property at the request of either of the Corporations or CDL have been fully paid and satisfied, and no person is entitled to claim any Encumbrance against the Real Property, the Leased Real Property, the CDL Real Property or any part thereof, other than current accounts in respect of which the payment due date has not yet passed;

(d)	except as set forth in Schedule 3.9(d), there is nothing owing in respect of the Real Property, the Leased Real Property or the CDL Real Property by either of the Corporations or CDL to any municipal corporation or to any other person or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water, or for the use thereof, other than current accounts in respect of which the payment due date has not yet passed;

(e)	no part of the Real Property, the Leased Real Property or the CDL Real Property has been taken or expropriated by any federal, state, municipal or other competent authority nor has any notice or proceeding in respect thereof been given or commenced nor is the Vendor aware of any intent or proposal to give any such notice or commence any such proceeding;

(f)	the Permitted Encumbrances constitute all of the Encumbrances, agreements, indentures and other matters which affect the Real Property, the Leased Real Property or the CDL Real Property;

(g)	there are no material or structural repairs or replacements which are necessary in order to comply with applicable Law (except with respect to the Americans with Disabilities Act and the Occupational Safety and Health Act of 1970 which is dealt with in Section 3.28) and without limiting the generality of the foregoing, there are no repairs to or replacements of the roof or the mechanical, electrical, heating, ventilating, air conditioning, plumbing or drainage equipment or systems which are necessary for continued operations and none of the Real Property, the Leased Real Property or the CDL Real Property is currently undergoing any alteration or renovation nor is any such alteration or renovation contemplated except as set forth in Schedule 3.9(g); and

(h)	all of the Real Property, the Leased Real Property and the CDL Real Property is fully serviced and has access to public roads, and there are no outstanding levies, charges or fees assessed against the Real Property, the Leased Real Property or the CDL Real Property by any competent authority (including development or improvement levies, charges or fees) except for ad valorem taxes or the special taxes set out on Schedule 3.9(h) for which payment is not yet due.

3.10	Real Property Leases. Neither of the Corporations is a party to any lease or agreement in the nature of a lease in respect of any real property, whether as lessor or lessee, other than the leases (the “Real Property Leases”) described in Schedule 3.8 relating to the Leased Real Property Except as described in Schedule 3.8, each of the Corporations occupies the Leased Real Property and has the exclusive right to occupy and use the Leased Real Property. Each of the Real Property Leases is in good standing and in full force and effect without amendment thereto, free and clear of any Encumbrances, and neither of the Corporations or any other party thereto is in breach of any covenants, conditions or obligations contained therein or has received or given notice alleging such breach. No construction, alteration or other leasehold improvement work with respect to any Real Property Lease remains to be performed or paid for by either of the Corporations. There are not at the present time any disputes between either of the Corporations and any other party relating to provisions of any Real Property Leases, the state of repair of the premises demised thereunder, the payment of rent, the calculation or payment of operating costs, realty taxes, or other payments or amounts. The Vendor has provided to the Purchaser a true and correct copy of each Real Property Lease and all amendments thereto.

3.11	Intellectual Property. Except as set forth in Schedule 3.11 the Corporations have the right to use all registered or pending brand names, business names, trade-marks, service marks, copyrights, patents, industrial designs, trade secrets, know-how, computer software, inventions, designs and other industrial or intellectual property used in the Business (the “Intellectual Property”). There exist no claims of any infringement or breach of any industrial or intellectual property rights of any other person, and neither of the Corporations nor the Vendor has received any notice that the conduct of the Business, including the use of the Intellectual Property, infringes upon or breaches any industrial or intellectual property rights of any other person, or the trade secrets, know-how or confidential or proprietary information of any other person. There exists no infringement or violation of any of the rights of either of the Corporations in the Intellectual Property, nor does there exist any state of facts which casts doubt on the validity or enforceability of any of the Intellectual Property. The Vendor is not a party to any license, franchise, royalty or other agreement relating in whole or in part to any Intellectual Property, save and except for “shrink wrap” licenses in respect of commercially available computer software.

3.12	Agreements and Commitments. Except as disclosed on Schedule 3.12 or any other Schedule to this Agreement, neither of the Corporations is a party to or bound by any Material Contract of the following nature:

(a)	any continuing Contract for the purchase of materials, assets, equipment, fuel, spare parts and other supplies or services;

(b)	any employment or consulting Contract, Contracts with owner-operators, or any other written Contract with any officer, employee or consultant other than oral Contracts of indefinite hire terminable by the employer without cause on reasonable notice;

(c)	any profit sharing, bonus, stock option, pension, 401(k) retirement, disability, stock purchase, medical, dental, hospitalization, insurance or similar plan or agreement providing benefits to any current or former director, officer, employee or consultant;

(d)	any trust indenture, mortgage, promissory note, loan agreement, guarantee or other Contract for the borrowing of money or a leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

(e) any Contract for the disposal or trade-in of any assets;

(f)	any Contract pursuant to which either of the Corporations is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

(g)	any Contract pursuant to which either of the Corporations is a lessee, whether in respect of real or personal property, except for the Real Property Leases;

(h)	any confidentiality, secrecy or non-disclosure Contract (whether either of the Corporations is a beneficiary or obligor thereunder) relating to any proprietary or confidential information or any non-competition or similar Contract;

(i)	any joint venture, profit or revenue sharing agreement, partnership agreement or other business combination;

(j) intentionally omitted;

(k)	any agreement of guarantee, support, indemnification, assumption or endorsement of, or any other similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person (except for checks endorsed for collection);

(l)	any Contract which expires, or may expire if the same is not renewed or extended at the option of any person other than either of the Corporations, more than one (1) year after the date of this Agreement;

(m)	any Contract entered into by either of the Corporations other than in the ordinary course of business; or

(n) any other Contract.

Each of the Corporations has performed all of the obligations required to be performed by it and is entitled to all benefits under and is not in default or alleged to be in material default in respect of, any Material Contract relating to the Business to which it is a party or by which it is bound; all such Material Contracts are in good standing and in full force and effect, and no event, condition or occurrence exists which, after notice or lapse of time or both, would constitute a default under any of the foregoing. The Vendor has provided to the Purchaser a true and correct copy of each Material Contract listed or described on all of the Schedules to this Agreement and all amendments thereto.

3.13	Compliance With Laws. Each of the Corporations is conducting the Business in compliance with all applicable Laws of each jurisdiction in which the Business is carried on except that the Corporations have not registered the fictitious name “Chris Truck Line” in any location and have not qualified in all states in which trucks operated by the Corporations travel. Each of the Corporations has qualified in all jurisdictions in which it operates a terminal.

3.14	Permits and Licenses. Schedule 3.14 sets out a complete and accurate list of all Permits, and of all licenses, permits, approvals, consents, certificates, registrations and authorizations not issued by a Governmental Entity (each, a “License”) held by or granted to either of the Corporations and there are no other Permits or Licenses necessary to carry on the Business or to own or lease any of the property or assets utilized by either of the Corporations. Each such Permit and License is valid, subsisting and in good standing and neither of the Corporations is in default or breach of any Permit or License and no proceeding is pending or threatened to revoke or limit any such Permit or License. The Vendor has provided to the Purchaser a true and complete copy of each such Permit and License and all amendments thereto.

3.15	Consents and Approvals. Except for the consents and approvals set out in Schedules 3.15A and 3.15B, no authorization, consent or approval of, or filing with or notice to:

(a) any governmental agency, regulatory body or court; or

(b)	any party to a Contract to which either of the Corporations or the Vendor (in respect of the Corporations or the Business) is a party or by which it is bound,

is required in connection with the execution, delivery and performance of this Agreement by the Vendor or the sale of the Purchased Shares hereunder.

3.16	Financial Statements. The Financial Statements are unaudited but have been prepared in accordance with the principles set out in Schedule 3.16 and on a basis consistent with prior periods, and accurately and fairly set out the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of each of the Corporations as at the respective dates of the Financial Statements and the sales, earnings and results of operations of each of the Corporations for the respective periods covered by the Financial Statements. There are no material liabilities of either of the Corporations of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which either of the Corporations may become liable on or after the consummation of the transactions contemplated by this Agreement other than as disclosed on the Financial Statements or current liabilities incurred by either of the Corporations since March 31, 2005, none of which will individually, and all of which in the aggregate will not, produce a Material Adverse Consequence to the operations of the Business, the results of its operations or its financial condition or prospects thereof. The financial position and condition of each of the Corporations on the date hereof is substantially the same as reflected in the Financial Statements.

3.17	Financial Books and Records. The books and records of each of the Corporations have been maintained in accordance with good bookkeeping practice and fairly and correctly set out and disclose the financial position of the Corporation as at the date hereof. All financial transactions of the Corporations have been accurately recorded in such books and records. Neither of the Corporations has any of its records, systems, controls, data or information recorded, stored, maintained, operated or wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under its ownership and direct control.

3.18	Accounts Receivable. All outstanding accounts receivable, book debts or other debts due and accruing to either of the Corporations are good and collectible, subject to the allowance for doubtful accounts reflected in the Financial Statements. All accruals in the Financial Statements for bad debts or doubtful accounts are reasonable based on historical experience.

3.19	Freight Damage Claims. Each of the Corporations has made adequate accruals based on its historical experience with respect to freight damage claims and has properly reflected such accruals in its books and records.

3.20	Corporate Records. The corporate records and minute books of each of the Corporations contain complete and accurate minutes of all meetings of the directors and shareholders of the Corporation but, for greater certainty, meetings of the management of each of the Corporations do not constitute directors’ meetings.

3.21	Absence of Changes. Other than as disclosed in Schedule 3.21 or except for actions contemplated by this Agreement since January 1, 2005, each of the Corporations has carried on the Business and conducted its operations and affairs only in the ordinary course of business consistent with past practices and there has not been:

(a)	any Material Adverse Change to the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of either of the Corporations or the Business;

(b)	any material damage, destruction or loss (whether or not covered by insurance) affecting the property or assets of either of the Corporations;

(c)	any material obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by either of the Corporations other than those incurred in the ordinary course of business, or as disclosed in any Contract listed on any Schedule hereto;

(d)	any payment, discharge or satisfaction of any Encumbrance, liability or obligation of either of the Corporations (whether absolute, accrued, contingent or otherwise, and whether due or to become due) other than payment of accounts payable, repayment of indebtedness in accordance with its terms and tax liabilities incurred in the ordinary course of business;

(e)	any issuance or sale by either of the Corporations or any Contract entered into by either of the Corporations for the issuance or sale by either of the Corporations of any shares, or securities convertible into or exercisable for shares, in the capital of either of the Corporations;

(g)	any labour trouble having the potential to have a Material Adverse Consequence to either of the Corporations;

(h)	any license, sale, assignment, transfer or disposition of any property or assets of either of the Corporations;

(i)	any write-off as uncollectible of any accounts or notes receivable or any portion thereof of either of the Corporations;

(j)	any cancellation of any debts or claims or any amendment, termination or waiver of any rights of value to either of the Corporations;

(k)	any general increase in the compensation of employees of either of the Corporations (including, without limitation, any increase pursuant to any Employee Plan or commitment);

(l)	the payment of any bonuses or other withdrawals out of the ordinary course of business of either of the Corporations, any increase in any compensation or bonus (including, without limitation, any increase pursuant to any Employee Plan or commitment) payable to any director, officer, salaried employee, consultant or agent, excluding drivers, of either of the Corporations having an annual salary or remuneration in excess of $50,000, or the execution of any employment contract with any officer or employee, excluding drivers, having an annual salary or remuneration in excess of $50,000, or the making of any loan to, or engagement in any transaction with, any employee, officer or director of either of the Corporations;

(m)	except as approved in writing by the Purchaser, any capital expenditures or commitments of either of the Corporations out of the ordinary course of business or in excess of $10,000 in the aggregate;

(n)	any alteration of the capital expenditure or accounts payable policies of either of the Corporations;

(o)	any forward purchase commitments in excess of the requirements of either of the Corporations for normal operating inventories or at prices higher than the current market prices;

(p)	any forward sales commitments other than in the ordinary course of business or any failure to satisfy any accepted order for goods or services;

(q)	any change in the accounting or tax practices followed by either of the Corporations;

(r)	any change adopted by either of the Corporations in its depreciation or amortization policies or rates;

(s)	any change in the credit terms offered to customers of, or by suppliers to, either of the Corporations; or

(t)	any authorization, agreement or any commitment whatsoever to do any of the foregoing.

3.22	Taxes. Except as disclosed on Schedule 3.22, each of the Corporations has duly completed and filed on a timely basis all tax returns, declarations, elections and filings required to be filed by it under applicable Laws, and all such returns are true, correct and complete in all respects and have been prepared in compliance with all applicable Laws. Each of the Corporations has paid all Taxes which are due and payable, and there are no Encumbrances on the Purchased Shares that arose in connection with the failure or alleged failure to pay any such Tax. Each of the Corporations has made adequate provision on its books and records for Taxes payable by it for the current period and any previous period for which tax returns are not yet required to be filed, including periods for which an extension to file has been granted. Neither of the Corporations has liabilities for any Taxes other than as shown on the Financial Statements. Except as disclosed on Schedule 3.22, there are no actions, suits, Proceedings, investigations or claims pending or threatened against either of the Corporations in respect of Taxes nor are any matters under discussion with any Governmental Entity relating to Taxes asserted by any such authority. No claim has ever been made by an authority in a jurisdiction where the Corporations do not file tax returns that it is or may be subject to taxation by that jurisdiction. Each of the Corporations has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. Each of the Corporations has withheld from each payment made to any of its past or present employees, officers, directors, consultants or other service providers, the amount of all Taxes and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under any applicable Law. The Vendor has provided to the Purchaser a true and correct copy of all tax returns filed by each of the Corporations since January 1, 2000. Schedule 3.22 sets forth the dates and results of the last audit of any federal, state, local and foreign tax returns of either of the Corporations performed by federal, state, local or foreign taxing authorities. Each of RAC and KMFC is now and has since its date of incorporation been an S-Corp under the Code.

3.23	Litigation and Other Proceedings. Except as described in Schedule 3.23, there is no court, administrative, regulatory or similar proceeding (whether civil or criminal), arbitration or other dispute resolution procedure, investigation or inquiry by any governmental, administrative, regulatory or similar body, or any similar matter or proceeding (collectively, “Proceedings”) against or involving either of the Corporations (whether in progress or threatened). No event has occurred which has a substantial likelihood of giving rise to any Proceedings. There is no judgment, decree, injunction, rule, award or order of any court, government department, board, commission, agency, arbitrator or similar body outstanding against either of the Corporations.

3.24	Accounts and Attorneys. Schedule 3.24 sets forth a true and complete list showing: (a) the name of each bank, trust company or similar institution in which either of the Corporations has accounts or safe deposit boxes, the number or designation of each such account and safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and (b) the name of each person holding a general or special power of attorney from either of the Corporations and a summary of the terms thereof.

3.25	Directors and Officers. Schedule 3.25 sets forth the names and titles of all the officers and directors of each of the Corporations.

3.26	Dividends and Distributions. Other than disclosed on Schedule 3.26 or except for actions contemplated by this Agreement, since January 1, 2005 neither of the Corporations has, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its outstanding shares of any class or agreed to do so, and there are no dividends or other distributions to holders of shares which have been declared by either of the Corporations at any time prior to the date hereof which have not been paid, which payment is reflected in the books of either Corporation, as applicable.

3.27	Related Party Transactions. Other than as disclosed in Schedule 3.27, since January 1, 2005 neither of the Corporations has made any payment or loan to, or borrowed any monies from or is otherwise indebted to, any officer, director, employee, shareholder or any other Related Party, except as disclosed in the Financial Statements or except for usual employee reimbursements and compensation paid in the ordinary course of business. Except as described in Schedule 3.27 and except for Contracts of employment, neither of the Corporations is a party to any Contract with any officer, director, employee, shareholder or any other Related Party. Except as described in Schedule 3.27, no officer, director or shareholder of either of the Corporations and no entity which is controlled by one or more of such individuals:

(a)	owns, directly or indirectly, any interest in (except for shares representing less than one per cent (1%) of the outstanding shares of any class or series of any publicly traded company), or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor of the Business or either of the Corporations, or a lessor, lessee, supplier, distributor, sales agent or customer of the Business or either of the Corporations;

(b)	owns, directly or indirectly, in whole or in part, any property that either of the Corporations uses in the operation of the Business; or

(c)	has any cause of action or other claim whatsoever against, or owes any amount to, either of the Corporations in connection with the Business, except for any liabilities reflected in the Financial Statements and claims in the ordinary course of business such as for accrued vacation pay and accrued benefits under the Employee Plans referenced in Section 3.29.

3.28 Environmental and Health. Except as described in Schedule 3.28:

(a)	there exists no non-compliance with or remediation obligation under Environmental Laws of either of the Corporations or the Business that would have a Material Adverse Consequence to the Business;

(b)	neither of the Corporations nor CDL has received any written notice alleging that any of the buildings on the Real Property, the Leased Real Property or the CDL Real Property constitute a nuisance or trespass;

(c)	neither of the Corporations nor CDL has received any written notice of any non-compliance by the Business from any Governmental Entity issued pursuant to any Environmental Laws which remain outstanding;

(d)	none of the Real Property, the Leased Real Property, the CDL Real Property nor any other real or immovable property currently or at any time owned by either of the Corporations has been listed on the federal CERCLIS or National Priorities List;

(e)	there are no underground tanks or containers or piping connected thereto located on, buried in, or which have been previously removed by either of the Corporations from the Real Property, the Leased Real Property or the CDL Real Property;

(f)	Hazardous Materials used in the Business are used, documented, stored, treated, transported and disposed of by each of the Corporations in compliance with all Environmental Laws;

(g)	none of the Real Property, the Leased Real Property or the CDL Real Property is or has been a hazardous treatment, storage or disposal facility as such terms are defined for purposes of RCRA or applicable state law;

(h)	neither of the Corporations nor CDL has received any written notice under Section 104(e) or order under Section 106 of CERCLA, or under similar provisions of a federal, state or local law, with respect to potential liability for off-site disposal of Hazardous Materials. The Vendor has provided to the Purchaser a copy of all environmental audits or studies conducted by, on behalf or at the request of either of the Corporations or CDL;

(i)	all buildings and other structures located on the Real Property, the Leased Real Property or the CDL Real Property do not contain any substance deemed hazardous by any Laws of the United States of America or the Laws of the state in which such real property is situate;

(j)	neither of the Corporations has received any written notice of any non-compliance by the Business under the Americans with Disabilities Act; and

(k)	each of the Corporations has filed all reports and maintained all records required by the Occupational Safety and Health Act of 1970;

(l)	the oil/water separator located on the property located at 6125 Speaker Road, Kansas City, Kansas has not been used by either of the Corporations during their period of ownership or tenancy; and

(m)	the oil/water separator located on the property located at 10200 Southwest Boulevard, Wichita, Kansas is functioning properly.

3.29	Employee Plans. Schedule 3.29 provides a complete list of the employee benefit plans (as defined in ERISA Section 3(3)) established by or for the employees of either of the Corporations and all other plans, programs, funds, arrangements and contractual undertakings, whether for the benefit of a single individual or for more than one individual, and whether or not funded, which is in the nature of (i) an employee pension benefit plan as defined in ERISA Section 3(2), (ii) an employee welfare benefit plan (as defined in ERISA Section 3(1)), or (iii) any incentive or other benefit arrangement for employees, their beneficiaries and/or their dependents (collectively the “Employee Plans”). Except as set forth in Schedule 3.29:

(a)	each of the Employee Plans has been registered under and is in compliance with all applicable legislation and has been maintained in compliance with its terms;

(b)	no individual shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any benefit plan, including the right to receive any parachute payment, as defined in Section 280G of the United States Internal Revenue Code of 1986 (the “Code”) or any similar legislation, or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement;

(c)	neither of the Corporations has had asserted against it any claim for taxes under subtitle D, Chapter 43 of the Code, Section 5000 of the Code, or for penalties under ERISA Section 502(c), (I), or (1), with respect to any Employee Plan nor is there a basis for any such claim. No officer, director or employee of either of the Corporations has committed a breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Employee Plan;

(d)	other than routine claims for benefits, there is no claim pending or threatened, involving any Employee Plan by any person against such plan or either of the Corporations. There is no pending or threatened proceeding involving any Employee Plan before the Internal Revenue Service, the U.S. Department of Labor or any other governmental authority;

(e)	there is no violation of any reporting or disclosure requirement imposed by ERISA or the Code with respect to any Employee Plan;

(f)	each Employee Plan has at all times prior hereto been maintained in all respects, by its terms and in operation, in accordance with ERISA and the Code. Each of the Corporations has made full payment of all amounts required to be contributed under the terms of each Employee Plan and applicable law or required to be paid as expenses under such Employee Plan. Each Employee Plan intended to be qualified under Code Section 401(a) has received a determination letter to that effect from the Internal Revenue Service and no event has occurred and no amendment has been made that would adversely affect such qualified status except any operational or other defects which may be corrected under applicable procedures provided by the Internal Revenue Service where the cost of correction is not in amount;

(g)	with respect to any group health plans maintained for the benefit of employees of the Business, each of the Corporations has complied in all respects with the provisions of the Part y of Title I of ERISA and 4980B of the Code. Neither of the Corporations nor the Business is obligated to provide health care benefits of any kind to its retired employees pursuant to any Employee Plan, including without limitation any group health plan, or pursuant to any agreement or understanding;

(h)	the Vendor has provided to the Purchaser a copy, if applicable, of the three (3) most recently filed Federal Form 5500 series and accountant’s opinion’s, if applicable, for each Employee Plan and all applicable Internal Revenue Service determination letters; and

(i)	neither of the Corporations has at any time subsequent to September 1, 1974, formed, with any other entity, a group of trades or businesses under common control within the meaning of Section 414(c) of the Code.

3.30	Collective Agreements. Neither of the Corporations has made any Contracts with any labor union or employee association nor made commitments to or conducted negotiations with any labor union or employee association with respect to any future agreements and, except as set out on Schedule 3.30, there are no current attempts to organize or establish any labor union or employee association with respect to any employees of either of the Corporations, nor is there any certification of any such union with regard to a bargaining unit.

3.31	Employees. Schedule 3.31 contains a complete and accurate list of the names of all employees of either of the Corporations, excluding drivers, earning remuneration of more than $50,000 in the fiscal year ended December 31, 2004, specifying the length of hire, title or classification and rate of salary and commission or bonus entitlements (if any) for each such employee. There are no complaints, grievances, claims, work orders, human rights or equal opportunity claims, investigations or charges outstanding or anticipated. There are no orders, decisions, directions or convictions currently registered or outstanding by any tribunal or agency against or in respect of either of the Corporations by or in respect of any of its employees.

3.32	Employee Accruals. All accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, social security premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of the Corporations, as applicable. Neither of the Corporations is in arrears in the payment of any vacation pay, bonuses, commissions, benefits, social security payments, sick leave benefits and other emoluments with respect to its employees whether arising by operation of Law, by contract or by past custom.

3.33	Bonus Payments. Schedule 3.31 contains a complete and accurate list of the names of any person that has been paid a bonus or bonuses by either of the Corporations of $10,000 or more per annum, in the aggregate, in any calendar year since January 1, 2003, specifying the amounts of any such payments and the dates of payments.

3.34	Worker’s Compensation. Each of the Corporations is in good standing under and in compliance with the provisions of applicable worker’s compensation, applicable employee health and safety, training or similar legislation in each jurisdiction where it carries on business. All accruals with respect to any worker’s compensation claims and liabilities have been reflected in the books and records of the Corporations, as applicable.

3.35	Customers. Schedule 3.35A sets out the top one hundred (100) customers of the Business by revenue for the twelve (12) month period ended March 31, 2005. Except as set out in Schedule 3.35A, each of the Corporations has a good working commercial relationship with its respective customers as a whole and has not received any written notice from a customer material to the Business as a whole or a definitive notice from an individual of authority of a customer material to the Business as a whole advising that it will cancel a substantial portion of its business relationship with the Business. All incentives given to customers other than discounts from published rates set out in Schedule 3.35B are disclosed in Schedule 3.35B and have been fully paid or fully reserved for in the Financial Statements. There has been no alteration of or relating to the provision of incentives given to customers of either of the Corporations since January 1, 2005.

3.36	Owner-Operators. Except as disclosed in Schedule 3.36, neither of the Corporations has entered into any Contract with any owner-operator.

3.37	Product Warranties. Schedule 3.37 is a complete list of all express, written warranties given to purchasers of products supplied or services provided by either of the Corporations other than such warranties as may be implied by law.

3.38	Illegal Payments. None of the directors, officers or employees of either of the Corporations has paid or caused to be paid, directly or indirectly, in connection with the Business:

(a)	to any government or agency thereof, any supplier or customer or any agent of any supplier or customer, any bribe, kickback or other similar payment; or

(b)	any contribution to any political party or candidate (other than from personal funds of the Vendor or directors, officers or employees of either of the Corporations not reimbursed by such Corporation or as otherwise permitted by applicable Law).

3.39	Indebtedness. At the Time of Closing, neither of the Corporations shall have any indebtedness to any person for borrowed money.

3.40	Capital Leases. At the Time of Closing, neither of the Corporations shall be a party to, or be bound by, any Contract pursuant to which it is a lessee in respect of personal property.

3.41	Investment Representations. The Vendor is acquiring the Vitran Shares to be issued to him pursuant to this Agreement for his account for the purpose of investment only and not with a view to or for sale in connection with any distribution thereof. The Vendor is an “accredited investor”, as such term is defined in Regulation D promulgated under the Securities Act. The Vendor acknowledges that if he decides to offer, sell, pledge or otherwise transfer his Vitran Shares, subject to Section 6.11 hereof, such securities may be offered, sold or otherwise transferred only: (i) to Vitran; (ii) outside the United States in accordance with Rule 904 of Regulation S and in compliance with applicable local laws and regulations; (iii) in accordance with an exemption from registration under the Securities Act provided by Rule 144 or Rule 144A, if available, and in compliance with applicable local laws and regulations; or (iv) in a transaction that does not otherwise require registration under the Securities Act or any applicable state securities laws if an opinion of counsel of recognized standing reasonably satisfactory to Vitran has been provided to Vitran to that effect.

3.42	Binding Nature. This Agreement is, and at the Time of Closing each of the agreements, contracts and instruments required by this Agreement to be executed and delivered by the Vendor will be, duly executed and delivered by the Vendor and a legal, valid and binding obligation of the Vendor, enforceable against the Vendor by the Purchaser in accordance with its terms.

3.43	No Other Agreements to Purchase. No person other than the Purchaser has any written or oral agreement or option or any right or privilege (whether by or at law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition of any of the Purchased Shares.

3.44	Ownership of Purchased Shares. The Vendor: (i) is not the individual against whom certain Encumbrances are registered as disclosed in the results of certain searches conducted against the name of the Vendor; and (ii) is the beneficial owner of record of the Purchased Shares except the Jointly Held Shares, with good and marketable title thereto free and clear of all Encumbrances, save and except for a security interest granted by the Vendor in favour of Marilyn K. Dugan in 26,900 shares of common stock in the capital of RAC pursuant to a pledge and security agreement dated May 31, 2003 between Marilyn K. Dugan and the Vendor (the “Marilyn Security Interest”). The Vendor and Rebecca Dugan are jointly the beneficial owners of record of the Jointly Held Shares, with good and marketable title thereto free and clear of all Encumbrances. Without limiting the generality of the foregoing, none of the Purchased Shares are subject to any voting trust, shareholder agreement, voting agreement or any other agreement or arrangement that might restrict enjoyment of the Purchased Shares, save and except for the Marilyn Security Interest. Upon completion of the transactions contemplated by this Agreement, all of the Purchased Shares will be owned by the Purchaser as the beneficial owner of record, with good and marketable title thereto free and clear of all Encumbrances (except for such Encumbrances as may have been granted by the Purchaser).

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Vendor as follows and acknowledges and confirms that the Vendor is relying on such representations and warranties in connection with the sale by the Vendor of the Purchased Shares:

4.1	Organization. The Purchaser is a corporation validly existing and in good standing under the laws of the State of Nevada.

4.2	Corporate Power and Authorization. The Purchaser has the corporate power and capacity to enter into this Agreement and to perform its obligations hereunder. This Agreement is, and at the Time of Closing each of the agreements, contracts and instruments required by this Agreement to be executed and delivered by the Purchaser will be, duly authorized, executed and delivered by the Purchaser and a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser by the Vendor in accordance with its terms.

4.3	No Violation. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions provided for herein will not result in the violation of, or constitute a default under or conflict with or cause the acceleration of any obligation of the Purchaser under:

(a)	any Contract to which the Purchaser is a party or by which it is bound;

(b)	any provision of the articles of incorporation or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Purchaser;

(c)	any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Purchaser; or

(d) any applicable Law.

4.4	Consents and Approvals. Except as set out in Schedule 4.4, there is no requirement for the Purchaser to make any filing with, give any notice to or obtain any license, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement.

5. REPRESENTATIONS AND WARRANTIES OF VITRAN

Vitran represents and warrants to the Vendor as follows and acknowledges and confirms that the Vendor is relying on such representations and warranties in connection with the sale by the Vendor of the Purchased Shares:

5.1	Organization. Vitran is a corporation validly existing under the laws of the Province of Ontario.

5.2	Corporate Power and Authorization. Vitran has the corporate power and capacity to enter into this Agreement and to perform its obligations hereunder. This Agreement is, and at the Time of Closing each of the agreements, contract and instruments required by this Agreement to be executed and delivered by Vitran will be, duly authorized, executed and delivered by Vitran and a legal, valid and binding obligation of Vitran, enforceable against Vitran by the Vendor in accordance with its terms. Vitran hereby guarantees all obligations of the Purchaser made pursuant to this Agreement.

5.3	No Violation. The execution and delivery of this Agreement by Vitran and the consummation of the transactions provided for herein will not result in the violation of, or constitute a default under or conflict with or cause the acceleration of any obligation of Vitran under:

(a)	any Contract to which Vitran is a party or by which it is bound;

(b)	any provision of the articles of incorporation or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of Vitran;

(c)	any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over Vitran; or

(d) any applicable Law.

5.4	Vitran’s Financial Statements. Attached as Schedule 5.4 hereto are the annual audited financial statements of Vitran for the fiscal year ended December 31, 2004 and the unaudited financial statements of Vitran for the three month period ending March 31, 2005. Such financial statements have been prepared in accordance with Canadian generally accepted accounting principals applied on a basis consistent with prior periods, are correct and complete and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of Vitran as at the date thereof. There has been no Material Adverse Change to the business or financial condition of Vitran since December 31, 2004.

5.5	Reporting Issuer. Vitran is a reporting issuer under the Securities Act (Ontario) and is not in default of any of the provisions of such act or the regulation thereunder.

5.6	Toronto Stock Exchange. The Vitran Shares are listed and posted for trading on The Toronto Stock Exchange and on NASDAQ and Vitran is not in default of any of the rules, by-laws, or policies of either of The Toronto Stock Exchange or NASDAQ.

5.7	Consents and Approvals. Except for the notice to be given to and accepted by each of NASDAQ and The Toronto Stock Exchange in connection with the Vitran Shares to be issued to the Vendor hereunder and except as set out in Schedule 5.7, there is no requirement for Vitran to make any filing with, give any notice to or obtain any license, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement.

5.8	Vitran Shares. All necessary corporate action on the part of Vitran has been taken for the due and valid allotment of the Vitran Shares to be issued to the Vendor in accordance with Section 2.3 and, when issued, such shares shall be fully paid and non-assessable shares in the capital stock of Vitran. The Vitran Shares to be issued to the Vendor in accordance with Section 2.3 will have no restrictions as to their sale except as described in Section 3.41 and except as provided under Section 6.11.

6. COVENANTS

6.1	Delivery of Title Insurance Policies, Surveys, etc. The Vendor shall, on or before the Closing Date, cause the Corporations to deliver to the Purchaser the following, to the extent the same are in the possession of either of the Corporations:

(a)	the title insurance policies relating to the Real Property and the CDL Real Property; and

(b)	all surveys, site plans, approved plans pursuant to which building permits were issued to allow development of the Real Property, the Leased Real Property and the CDL Real Property, architectural and engineering specifications, operating plans and drawings of any buildings or other structures located on the Real Property, the Leased Real Property and the CDL Real Property.

6.2	Delivery of Books and Records. At the Time of Closing, there shall be delivered to the Purchaser, at the premises of the Corporations, by the Vendor all of the books and records of and relating to each of the Corporations and the Business, including the minute books of each the Corporations. The Purchaser agrees that it will preserve the books and records so delivered to it for a period of six (6) years from the Closing Date, or for such longer period as is required by any applicable law, and will permit the Vendor or his authorized representatives reasonable access thereto in connection with the affairs of the Vendor relating to his matters, but the Purchaser shall not be responsible or liable to the Vendor for or as a result of any loss or destruction of or damage to any such books or records. The confidentiality provisions of Section 11.1 shall apply to such books and records as if such provisions applied to the Vendor.

6.3	Conduct Prior to Closing. Without in any way limiting any other obligations of the Vendor during the period from the date hereof to the Time of Closing, except for actions contemplated by this Agreement:

(a)	Conduct Business in the Ordinary Course. The Vendor shall cause each of the Corporations to conduct, and each of the Corporations shall conduct, the Business and the operations and affairs of each of the Corporations in the ordinary course of business consistent with prior practice, and in particular will not accelerate the collection of accounts receivable or delay payment of accounts payable;

(b)	No Unusual Transactions. The Vendor shall ensure that none of the Corporations shall without the prior written consent of the Purchaser enter into any transaction or refrain from doing any action that, if effected before the date of this Agreement, would constitute a breach of any representation, warranty, covenant or other obligation of the Vendor contained herein;

(c)	No Material Contracts. Except as provided in Schedule 6.3(c) and except for rolling stock capital expenditures approved by the Purchaser, the Vendor shall ensure that neither of the Corporations shall enter into any Material Contracts or incur any indebtedness without the consent of the Purchaser, which consent shall not be unreasonably withheld;

(d)	Continue Insurance. The Vendor shall cause the Corporations to maintain in full force and effect all policies of insurance or renewals thereof now in effect, and shall take out, at the expense of the Purchaser, such additional insurance as may be reasonably requested by the Purchaser and shall give all notices and present all claims under all policies of insurance in a due and timely fashion;

(e)	Contractual Consents. The Vendor shall use his best efforts to give or obtain or cause each of the Corporations to give or obtain, and each of the Corporations shall use its best efforts to obtain, the consents and approvals described in Schedule 3.15B;

(f)	Discharge Liabilities. The Vendor shall cause each of the Corporations to pay and discharge their liabilities in the ordinary course of business, except those contested in good faith by either of the Corporations;

(g)	Financial Statements. The Vendor shall deliver as soon as possible to the Purchaser all financial statements of each of the Corporations prepared for any period ending after March 31, 2005 and up to the Closing Date;

(h)	Corporate Action. The Vendor shall use his best efforts to take and cause each of the Corporations to take all steps to complete the transactions contemplated by this Agreement; and

(i)	Best Efforts. The Vendor shall use his best efforts to satisfy the conditions contained in Section 8.1.

6.4	Delivery of Transfer Documents. The Vendor shall deliver to the Purchaser all necessary transfers, assignments and other documentation reasonably required to transfer the Purchased Shares to the Purchaser with a good and marketable title, free and clear of all Encumbrances. Without limiting the generality of the foregoing, the Vendor shall deliver to the Purchaser all necessary transfers, assignments and other documentation executed by Rebecca J. Dugan reasonably required to transfer all of her interest in the Jointly Held Shares to the Purchaser.

6.5	Regulatory Consents. The Vendor shall use his best efforts to cause each of the Corporations to obtain, at or prior to the Time of Closing, from all appropriate federal, state, municipal or other governmental or regulatory bodies, the licenses, permits, consents, approvals, certificates, registrations and authorizations described in Schedules 3.15A. If the Purchaser completes the transactions contemplated hereby on the Closing Date notwithstanding that any of the consents and approvals referred to in Schedules 3.15A have not been obtained, the Vendor shall continue after the Closing Date to use his best efforts as requested by the Purchaser from time to time in order to attempt to obtain any such consent or approval.

6.6	Delivery of Closing Documentation by the Vendor. The Vendor shall deliver to the Purchaser a certificate of good standing or its equivalent and two copies, certified by a senior officer of each Corporation, dated as of the Closing Date, of the articles of incorporation (including any amendments thereto) and by-laws of such Corporation. The Vendor shall execute and deliver to the Purchaser the non-competition agreement referred to in Section 8.1(k) and the employment agreement referred to in Section 8.1(l). The Vendor shall deliver to the Purchaser a non-foreign person affidavit pursuant to Section 1445 of the Code.

6.7	Delivery of Purchaser’s Closing Documentation. The Purchaser shall deliver to the Vendor a certificate of good standing or its equivalent for the Purchaser and two copies, certified by a senior officer of the Purchaser, dated as of the Closing Date, of the articles of incorporation (including any amendments thereto) and by-laws of the Purchaser and of the resolution authorizing the execution, delivery and performance by the Purchaser of this Agreement and any documents to be provided by it pursuant to the provisions hereof. The Purchaser shall deliver to the Vendor a certificate of good standing or its equivalent for Vitran and two copies, certified by a senior officer of Vitran, dated as of the Closing Date, of the articles of incorporation (including any amendments thereto) and by-laws of Vitran and of the resolution authorizing the execution, delivery and performance by Vitran of this Agreement and any documents to be provided by it pursuant to the provisions hereof.

6.8	Regulatory Consents of the Purchaser. The Purchaser shall use its best efforts to obtain at or prior to the Time of Closing, from all appropriate federal, state, municipal or other governmental or regulatory bodies, the licenses, permits, consents, approvals, certificates, registrations and authorizations described in Schedules 4.4 and 5.7. If the Vendor completes the transactions contemplated hereby on the Closing Date notwithstanding that any of the consents and approvals referred to in Schedule 4.4 or 5.7 have not been obtained, each of the Purchaser and Vitran shall continue after the Closing Date to use its best efforts as requested by the Vendor from time to time in order to attempt to obtain any such consent or approval.

6.9 Section 338(h)(10) Election.

(a)	The Purchaser, the Vendor and Vitran agree that, at the Purchaser’s election, subject to the conditions of this Section 6.9, the Purchaser and the Vendor shall jointly make, at the option of the Purchaser, the election provided in Section 338(h)(10) of the Code and applicable regulations of the Treasury Department and shall also make or be deemed to make such election or any similar election under and for purposes of the income tax laws of all other states that recognize such election such that the purchase and sale of the Purchased Shares, for purposes of all federal and state income taxes governed by such elections (“Applicable Income Taxes”), shall be treated as a sale by each of the Corporations of its assets and properties (the “Election”). Assuming the conditions of this Section 6.9 are met and the Purchaser elects to make the Election, the Purchaser and the Vendor shall execute and file Internal Revenue Service Form 8023 and all accompanying schedules and all other forms, elections and statements required by the Internal Revenue Service or any other authority or agency responsible for the administration of any Applicable Income Taxes to which the Purchaser, the Vendor, Vitran or the Corporations may be subject, necessary or appropriate to effectuate, evidence and confirm the Election, and, in such event, the Purchaser, the Vendor, Vitran, and the Corporations shall file all tax returns in a manner consistent with the foregoing. The Purchaser and the Vendor agree that, for purposes of this Election, the purchase price for the assets and properties of the Corporations shall be determined by the Purchaser and the Vendor, jointly, in accordance with the provisions of Section 338 of the Code and applicable regulations of the Treasury Department and with reference to the fair market value of the assets and properties of the Corporations as reasonably determined by the Purchaser and the Vendor, jointly. If the Purchaser wishes to make the Election, the Purchaser shall, as expeditiously as possible, and, in any event, no more than ninety (90) days following the Closing Date, disclose and describe to the Vendor its proposals for all such determinations and allocations. Prior to the making of the Election, Vitran shall have a reasonable opportunity to review, and the right to approve, the Vendor’s tax returns to be filed in connection with the Election and the Vendor’s calculation of 338 Taxes payable. The parties agree to attempt to resolve any dispute between them in respect of such tax returns or calculations within ten (10) days of the date the dispute first arises. If the parties cannot resolve all matters in dispute within such ten (10) day period, all unresolved matters shall be submitted to Ernst & Young for resolution by arbitration, and Ernst & Young shall be given access to all materials and information reasonably requested by it for such purpose. Vitran and the Vendor shall be entitled to make submissions to Ernst & Young during its consideration of the matters in dispute. Ernst & Young’s determination of all such matters shall be final and binding on both parties and shall not be subject to appeal by either party. The fees and expenses of Ernst & Young shall be borne by Vitran unless the dispute is the result of the bad faith (in the sole opinion of Ernst & Young) of Vendor in which case, it shall be borne by Vendor. The Vendor’s tax returns shall be modified to the extent required to give effect to Ernst & Young’s determination.

(b)	Provided that the Election is made in accordance with this Section 6.9, Vitran will compensate the Vendor for any additional federal and/or state income taxes or other Taxes payable by the Vendor which would not have been payable by the Vendor if the Election had not been made (“338 Taxes”), together with any additional federal and/or state income taxes or other Taxes payable by the Vendor with respect to the payments which Vitran has made or is obligated to make to the Vendor in respect of 388 Taxes (i.e. on a gross up basis “Vitran 338 Payments”)). Any 388 Taxes or Vitran 338 Payments payable to the Vendor in accordance with this Section 6.9 will be due and payable by Vitran no later than ten (10) days prior to the last date by which the Vendor must pay the 338 Taxes. The parties shall account for any over-payment or under-payment of 338 Taxes.

(c)	The Corporations shall not be liable for any tax under Code section 1374 in connection with the deemed sale of the Corporations’ assets caused by the Code section 338(h)(10) election. Neither Corporation has in the past 10 years, (i) acquired assets from another corporation in a transaction in which the Corporations’ tax basis for the acquired assets was determined, in whole or in part, by reference to the tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

(d)	Notwithstanding any other provisions of this Agreement, the covenants and agreements of this Section 6.9 shall have no expiration date.

6.10	Removal of Personal Items. The Vendor shall have removed from the premises and the Corporations the assets of a personal nature described on Schedule 6.10.

6.11	Restriction on Transfer of Shares. The Vendor covenants and agrees that he will not, without the prior written consent of Vitran, directly or indirectly, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any Vitran Shares issued to him pursuant to this Agreement, or any interest therein or right, title or interest thereto, for six (6) months from the Closing Date. The Vendor further covenants and agrees that, during the period commencing six (6) months from the Closing Date and ending twelve (12) months from the Closing Date, he shall notify Vitran in writing of his intention to dispose of a block of 10,000 or more Vitran Shares owned by him at least one (1) Business Day prior to any such disposition.

6.12	Cash Dividend. Vendor may withdraw from the Corporations at or prior to Closing available cash as a dividend or capital withdrawal.

6.13	Tax Cooperation. Each party agrees to fully cooperate in good faith with the others in the preparation of all tax returns and in the event of any tax audit; provided, that the party seeking the cooperation of the others shall reimburse the others for any out of pocket expenses incurred.

6.14	Guarantees. Following Closing, Purchaser and Vitran shall in good faith endeavor to remove Vendor from the guarantees and accommodating endorsements entered into by him for the benefit of either of the Corporations.

6.15	Tax Matters. Without the prior written consent of the Purchaser, neither Corporation shall make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment relating to the Corporations, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to the Corporations, or take any similar action relating to the filing of any tax return or the payment of any tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the tax liability of the Corporations for any period ending after the Closing Date or decreasing any tax attribute of the Corporations existing on the Closing Date.

6.16	Registration Rights. If, at any time during the twelve month period immediately following the issuance of the Vitran Shares to the Vendor, Vitran proposes to file a prospectus or registration statement in order to qualify the distribution of its securities pursuant to an underwritten offering for cash, in a form and manner that, with appropriate changes, would permit the Vendor’s Vitran Shares or any of them to be qualified for distribution to the public under such prospectus or registration statement, Vitran shall give prompt notice of its intention to do so to the Vendor and shall use all reasonable efforts to include in the proposed distribution such number of Vitran Shares held by the Vendor as the Vendor shall request, within five days after the giving of such notice, upon the same terms (including the method of distribution) as such offering; provided that: (i) Vitran shall not be required to include any of the Vendor’s Vitran Shares in any such offering by Vitran if Vitran is advised by its managing underwriter or underwriters that the inclusion of any of the Vendor’s Vitran Shares may, in their opinion, interfere with the orderly sale and distribution of the securities being offered by Vitran; and (ii) Vitran may at any time prior to the effectiveness of any such prospectus or registration statement pursuant to which its securities are to be sold, in its sole and absolute discretion and without the consent of the Vendor, withdraw such prospectus or registration statement and abandon the proposed offering in which the Vendor has requested to participate.

6.17	Costs of Title Insurance Policies. The Vendor and Vitran hereby agree to pay fifty percent (50%) and fifty percent (50%), respectively, of all costs incurred by Vitran in obtaining new title insurance policies in respect of the CDL Transferred Real Property and updated title insurance policies in respect of the Real Property owned by RAC and located in Kansas City, Kansas and Coffeyville, Kansas.

7. CLOSING ARRANGEMENTS

7.1	Place of Closing. The closing shall take place at the Time of Closing at the offices of Klenda, Mitchell, Austerman & Zuercher, L.L.C., 1600 Epic Center, 301 North Main Street, Wichita, Kansas 67202-4888.

7.2	Transfer. At the Time of Closing, the Vendor shall deliver to the Purchaser certificates respecting all the Purchased Shares duly endorsed in blank for transfer with any applicable security transfer taxes paid, will cause transfers of the Purchased Shares to be duly and regularly recorded in the name of the Purchaser or its nominee(s), will cause meetings of the board of directors of each of the Corporations to be held at which the directors and officers of the Corporations specified by the Purchaser will resign in favour of nominees of the Purchaser whereupon, subject to all other terms and conditions hereof being complied with, the Vendor shall direct that $1,200,000 be released from the Escrow and the Purchase Price shall be paid and satisfied in the manner provided in Article 2.

7.3	Further Assurances. The Vendor and the Purchaser each covenants and agrees that, from time to time subsequent to the Closing Date, he or it will, at the request and expense of the requesting party, execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as any other party hereto, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby.

7.4	Payment of Indebtedness. The Vendor will pay the indebtedness of the Corporations set out on Schedule 7.4 at the Time of Closing from the Purchase Price. The Purchaser agrees that it shall pay any cash portion of the Purchase Price as directed in writing by the Vendor and shall reasonably co-operate to assist the Vendor in this regard.

7.5	Real Property Transfers. Immediately upon completion of the purchase and sale of the Purchased Shares, CDL shall transfer to RAC and RAC shall purchase, in a manner satisfactory to the Purchaser, acting reasonably, all of CDL’s right, title and interest in and to the CDL Real Property located in Dallas, Texas, Springfield, Missouri, and Omaha, Nebraska, and described in Parts A, B and C, respectively, of Schedule 1.1(g) (collectively, the “CDL Transferred Real Property”) for a purchase price of $2,672,000. Purchaser shall cooperate with Vendor and CDL to qualify the transfer of the CDL Transferred Real Property for a Code section 1031 like kind transfer. The purchase price for the CDL Transferred Property shall be paid by wire transfer of immediately available funds to or to the order of the Vendor, or as the Vendor may in writing direct.

8. CONDITIONS OF CLOSING

8.1	Conditions of Closing in Favour of the Purchaser. The purchase and sale of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Purchaser, to be fulfilled or performed, or in its sole discretion waived by the Purchaser in accordance with Section 8.2, at or prior to the Time of Closing:

(a)	Representations and Warranties. The representations and warranties of the Vendor contained in this Agreement shall be true and correct in all material respects at the Time of Closing, except for those representations and warranties already qualified by materiality, which shall be true and correct in all respects, with the same force and effect as if such representations and warranties were made at and as of such time, and certificates of the Vendor dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificates to be in form and substance satisfactory to the Purchaser, acting reasonably;

(b)	Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendor at or before the Time of Closing shall have been complied with or performed and a certificate of the Vendor dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificates to be in form and substance satisfactory to the Purchaser, acting reasonably;

(c)	Regulatory Consents. The Vendor shall have obtained from all appropriate federal, state, municipal or other governmental or administrative bodies, such licenses, permits, consents, approvals, certificates, registrations and authorizations as are required to be obtained by the Vendor to permit the change of ownership of the Purchased Shares contemplated hereby including, without limitation, those described in Schedule 3.15A, in form and substance satisfactory to the Purchaser, acting reasonably;

(d)	Contractual Consents. The Vendor shall have obtained the notices, consents and approvals described in Schedule 3.15B, in each case in form and substance satisfactory to the Purchaser, acting reasonably;

(e)	Material Adverse Change. There shall have been no Material Adverse Change in the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of either of the Corporations since the date hereof;

(f)	No Action or Proceeding. No legal or regulatory action or proceeding shall be pending or threatened by any person which would, in the opinion of the Purchaser, acting reasonably, enjoin, restrict or prohibit:

(i)	the purchase and sale of the Purchased Shares contemplated hereby; or

(ii)	the Purchaser from carrying on the Business in the manner in which each of the Corporations is carrying on the Business at the date hereof;

(g)	No Material Damage. No material damage by fire or other hazard to the whole or any part of the property or assets of either of the Corporations shall have occurred from the date hereof to the Time of Closing;

(h)	No Adverse Legislation. No legislation (whether by statute, regulation, order-in-council, notice of ways and means motion, by-law or otherwise) shall have been enacted, introduced or tabled which causes or may cause a Material Adverse Consequence to the Business;

(i)	Discharge of Encumbrances. The Vendor shall have delivered to the Purchaser evidence in form and substance satisfactory to the Purchaser and its counsel that all Encumbrances (other than Permitted Encumbrances) affecting either of the Corporations or the Purchased Shares, including without limitation the Marilyn Security Interest, have been discharged in full at the Time of Closing;

(j)	Jointly Held Shares. The Vendor shall have delivered to the Purchaser:

(i)	all necessary transfers, assignments and other documentation executed by Rebecca J. Dugan reasonably required to transfer all of her interest in the Jointly Held Shares to the Purchaser; and

(ii)	evidence satisfactory to the Purchaser and its counsel that Rebecca J. Dugan has received, or has had the opportunity to receive but has declined, independent legal advice in respect of such transfer;

(k)	Non-Competition Agreement. The Vendor shall have executed and delivered to the Purchaser a non-competition agreement in the form of the non-competition agreement annexed hereto as Schedule 8.1(k) (the “Non-Competition Agreement”);

(l)	Employment Agreement. The Vendor shall have executed and delivered to RAC an employment agreement substantially in the form of the employment agreement annexed hereto as Schedule 8.1(l);

(m)	Legal Opinion. The Vendor shall have delivered to the Purchaser a legal opinion of Depew Gillen Rathbun & McInteer, LC, counsel to the Vendor, in the form annexed hereto as Schedule 8.1(m);

(n)	Resignation of Directors and Officers. Such directors and officers of each of the Corporations as the Purchaser may specify shall have resigned in favour of nominees of the Purchaser effective as of the Time of Closing;

(o)	Resignation of Accountants. The certified public accountants of each of the Corporations shall have resigned effective as of the Time of Closing;

(p)	Releases by Vendor, Directors and Officers. The Vendor and such directors and officers of each of the Corporations as the Purchaser may specify shall have executed and delivered, at the Time of Closing, releases in favour of each of the Corporations and the Purchaser, in the form annexed hereto as Schedule 8.1(p);

(q)	Financial Statements. The Purchaser shall be reasonably satisfied with the financial status of each of the Corporations as reflected in its Financial Statements;

(r)	Safety Rating. Each of the Corporations shall have maintained a satisfactory safety rating with the United States Department of Transportation;

(s)	Leases. CDL shall have executed and delivered to the Purchaser a lease of the portion of the CDL Real Property located in Wichita, Kansas and described in Part D of Schedule 1.1(g) substantially in the form of the lease agreement annexed hereto as Schedule 8.1(s)A and a first option to purchase the CDL Real Property located in Wichita, Kansas and Denver, Colorado and described in Parts E and F, respectively, of Schedule 1.1(g) substantially in the form of the option agreement annexed hereto as Schedule 8.1(s)B; and

(t)	S-Corp Status. Each of the Corporations has been a validly electing S-Corp within the meaning of Code Sections 1361 and 1362 at all times during their existence and each of the Corporations will be an S-Corp up to and including the Closing Date.

8.2	Non-Performance by the Vendor. If any of the conditions contained in Section 8.1 shall not be performed or fulfilled at or prior to the Time of Closing in the opinion of the Purchaser, acting reasonably, the Purchaser may, by notice to the Vendor, terminate this Agreement and the obligations of the Purchaser to complete the transactions contemplated by this Agreement other than the obligations contained in Section 11.1, shall be terminated. Any such condition may be waived in whole or in part by the Purchaser. If any of the conditions contained in Section 8.1 shall not have been performed or fulfilled at or prior to the Time of Closing and, notwithstanding such non-performance or non-fulfillment, the Purchaser completes the purchase of the Purchased Shares, all of the conditions contained in Section 8.1 that are not performed or fulfilled shall be deemed to be waived by the Purchaser.

8.3	Conditions of Closing in Favour of the Vendor. The purchase and sale of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Vendor, to be fulfilled or performed or in its sole discretion waived by the Vendor in accordance with Section 8.4 at or prior to the Time of Closing:

(a)	Representations and Warranties. The representations and warranties of the Purchaser and Vitran contained in this Agreement shall be true and correct at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time, and a certificate of a senior officer of the Purchaser dated the Closing Date to that effect shall have been delivered to the Vendor, such certificate to be in form and substance satisfactory to the Vendor, acting reasonably;

(b)	Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser at or before the Time of Closing shall have been complied with or performed and a certificate of a senior officer of the Purchaser dated the Closing Date to that effect shall have been delivered to the Vendor, such certificate to be in form and substance satisfactory to the Vendor, acting reasonably;

(c)	Regulatory Consents. There shall have been obtained, from all appropriate federal, provincial, state, municipal or other governmental or administrative bodies, such licenses, permits, consents, approvals, certificates, registrations and authorizations as are required to be obtained by the Purchaser to permit the change of ownership of the Purchased Shares contemplated hereby including, without limitation, those described in Schedules 3.15A, 4.4, and 5.7; and

(d)	Legal Opinion. The Purchaser and Vitran shall have delivered to the Vendor a legal opinion of Lang Michener LLP, counsel to Purchaser and Vitran, in the form annexed hereto as Schedule 8.3(d).

8.4	Non-Performance by the Purchaser. If any of the conditions contained in Section 8.3 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Vendor, acting reasonably, the Vendor may, by notice to the Purchaser, terminate this Agreement and the obligations of the Vendor and the Purchaser under this Agreement other than the obligations contained in Section 11.1, shall be terminated. Any such condition may be waived in whole or in part by the Vendor. If any of the conditions contained in Section 8.3 shall not have been performed or fulfilled at or prior to the Time of Closing and, notwithstanding such non-performance or non-fulfillment, the Vendor completes the purchase of the Purchased Shares, all of the conditions contained in Section 8.3 that are not performed or fulfilled shall be deemed to be waived by the Vendor.

9. SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

9.1	Survival of Covenants, Representations and Warranties. To the extent that the covenants have not been fully performed at or prior to the Time of Closing, the covenants, representations and warranties contained in this Agreement and in all certificates and documents delivered pursuant to or contemplated by this Agreement shall survive the closing of the transactions contemplated hereby and shall terminate upon the earlier of: (i) two (2) years, and (ii) the term of the Vendor’s employment by RAC pursuant to the employment agreement annexed hereto as Schedule 8.1(l) plus six (6) months, in each case following the Closing Date and, notwithstanding such closing nor any investigation made by or on behalf of the party entitled to the benefit thereof, shall continue in full force and effect for the benefit of the party entitled to the benefit thereof, except that:

(a)	the representations and warranties set out in Sections 3.1 to 3.5 inclusive, Sections 3.43 and 3.44, Sections 4.1 to 4.3 inclusive, and in Sections 5.1 to 5.3 inclusive (and the corresponding representations and warranties set out in the certificates to be delivered pursuant to Sections 8.1(a) and 8.3(a) (the “Closing Certificates”)) and the covenants and agreements contained in Sections 6.9, 6.13 and 6.14 shall survive and continue in full force and effect without limitation of time;

(b)	the representations and warranties set out in Sections 3.22 and 3.29 (and the corresponding representations and warranties set out in the Vendor’s Closing Certificates) shall survive the closing of the transactions contemplated hereby and continue in full force and effect until, but not beyond, thirty (30) days following the expiration of the period, if any, during which an assessment, reassessment or other form of recognized document assessing liability for tax, interest or penalties under applicable tax legislation in respect of any taxation year to which such representations and warranties extend could be issued under such tax legislation to either of the Corporations, provided neither of the Corporations filed any waiver or other document extending such period;

(c)	the representations and warranties set out in Section 3.28 (and the corresponding representations and warranties set out in the Vendor’s Closing Certificate) shall survive until the end of the applicable statutes of limitations period with respect thereto, except for any claims related to Environmental Laws, which shall survive only until two (2) years after the Closing Date;

(d)	a claim for indemnification for any breach or inaccuracy of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation by Vendor may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by law; and

(e)	no claim for indemnification for any breach or inaccuracy of any other representation, warranty or covenant shall be valid unless the party against whom such claim is made has been given notice thereof before the expiration of the applicable period, as the case may be.

10. INDEMNIFICATION

10.1	Indemnification by the Vendor. The Vendor agrees to indemnify, save harmless and hereby indemnifies and holds harmless the Purchaser, its permitted assigns, and, after the Time of Closing, each of Corporations, and the directors, officers, employees, agents and representatives of each of the foregoing (all such persons other than the Purchaser, collectively, the “Purchaser’s Representatives”), from all Losses suffered or incurred by the Purchaser or the Purchaser’s Representatives as a result of or arising directly or indirectly out of or in connection with (and in the case of indemnification for matters described in Sections 10.1(b) or (c), notwithstanding any disclosure in this Agreement or in any agreement, certificate or other document delivered pursuant hereto):

(a)	any breach by the Vendor of, or any inaccuracy of any representation or warranty of the Vendor contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto;

(b)	any breach or non-performance by the Vendor of any covenant to be performed by him which is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto;

(c)	except for Taxes that are accrued on the financial books and records of the Corporations and which are not yet due and payable, any Taxes owing or payable by either of the Corporations for any period prior to the Time of Closing or as a result of the sale of the CDL Transferred Property not qualifying for a code section 1031 like kind transfer;

(d)	the underground storage tank formerly located on the property located at 10200 Southwest Boulevard, Wichita, Kansas; and

(e)	all claims, demands, costs and expenses, including reasonable legal fees, in respect of the foregoing.

The Purchaser holds the foregoing indemnity in favour of the Purchaser’s Representatives in trust and as agent for the Purchaser’s Representatives so that they, along with the Purchaser, may enjoy and be entitled to the benefit thereof.

10.2	Indemnification by the Purchaser. The Purchaser and Vitran agrees to indemnify and save harmless the Vendor from all Losses suffered or incurred by the Vendor as a result of or arising directly or indirectly out of or in connection with: (a) any breach by the Purchaser or Vitran of or any inaccuracy of any representation or warranty contained in this Agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto; (b) any breach or non-performance by the Purchaser of any covenant to be performed by it which is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto; and (c) any liability or claim against Vendor under any guarantee or accommodating endorsement made by him for the benefit of either of the Corporations.

10.3	Limitation on Vendor’s Obligation to Indemnify. In the event that the Vendor is required to indemnify and save harmless the Purchaser or the Purchaser’s Representatives pursuant to Section 10.1(a) in respect of any Loss suffered or incurred, the liability of the Vendor shall not arise until the Losses in respect thereof exceed $50,000 and, in such event, the liability of the Vendor shall be for the aggregate of all such Losses, except in the case of liability arising in connection with any matter related to the title to the Purchased Shares, any matter relating to Taxes owing or payable by either of the Corporations for any period prior to the Time of Closing, or a breach of any representation and warranty, or a breach or non-performance of any covenant, set out in Sections 3.22, 3.39, 3.40 and 3.44, in which case there is no minimum threshold or limitation on the Vendor’s obligation to indemnify the Purchaser.

10.4	Notice of Claim. In the event that a party (the “Indemnified Party”) shall become aware of any claim, proceeding or other matter (a “Claim”) in respect of which another party (the “Indemnifying Party”) agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a “Third Party Claim”) or whether the Claim does not so arise (a “Direct Claim”), and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known. If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting from the Indemnified Party’s failure to give such notice on a timely basis.

10.5	Direct Claims. With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have sixty (60) days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such sixty (60) day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed-upon amount of the Claim, failing which the matter shall be referred to binding arbitration in such manner as the parties may agree or shall be determined by a court of competent jurisdiction.

10.6	Third Party Claims. With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defense of the Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all the Indemnified Party’s out-of-pocket expenses as a result of such participation or assumption. If the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to participate in the negotiation, settlement or defense of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and the representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defenses). If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control, and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If any Third Party Claim is of a nature such that: (a) the Indemnified Party is required by applicable law or the order of any court, tribunal or regulatory body having jurisdiction; or (b) it is necessary in the reasonable view of the Indemnified Party acting in good faith and in a manner consistent with reasonable commercial practices in respect of: (i) a Third Party Claim by a customer relating to products or services supplied by the Business; or (ii) a Third Party Claim relating to any Contract which is necessary to the ongoing operations of the Business or any material part thereof by a reasonable and prudent operator in substantially the same manner in which it has heretofore been operated by the Corporation in order to avoid material damage to the relationship between the Indemnified Party and any of its major customers or to preserve the rights of the Indemnified Party under such an essential Contract, to make a payment to any Person (a “Third Party”) with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, as the case may be, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment.

10.7	Settlement of Third Party Claims. If the Indemnifying Party fails to assume control of the defense of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defense of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of the Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason.

10.8	Co-operation. The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

10.9	Exclusivity. The provisions of this Article 10 shall apply to any Claim for breach of any covenant, representation, warranty or other provision of this Agreement or any agreement, certificate or other document delivered pursuant hereto (other than a claim for specific performance or injunctive relief) with the intent that all such Claims shall be subject to the limitations and other provisions contained in this Article 10.

10.10	Known Violations. Notwithstanding anything to the contrary contained herein, neither the Purchaser nor the Purchaser’s Representative shall be entitled to any indemnification hereunder to the extent that the Purchaser or Vitran had actual knowledge, on or prior to the Closing Date, of a breach of a representation or warranty of the Vendor contained in this Agreement.

11. MISCELLANEOUS

11.1 Confidentiality of Information.

(a)	If, for any reason, the transactions contemplated by this Agreement shall fail to be completed, the Purchaser and Vitran each for itself and its employees, servants and agents agrees to keep confidential and to refrain from using any information concerning the business and affairs of any of the Vendor or the Corporations which it may have acquired in connection with the transactions contemplated by this Agreement and in addition, shall return all records or documents received from the Vendor relating to either of the Corporations. The Purchaser and Vitran’s obligations in this respect shall not apply to any information which:

(i)	is in the public domain at the time of its disclosure to the Purchaser or Vitran;

(ii)	subsequently comes into the public domain without breach by the Purchaser or Vitran of its obligations under this Section 11.1(a);

(iii)	the Purchaser or Vitran can show was in its possession prior to its disclosure to the Purchaser or Vitran in connection with these transactions; or

(iv)	is or has been disclosed to the Purchaser or Vitran by any person otherwise than at the request or occurrence of the Vendor and not in violation of any obligation owed to the Vendor.

(b)	If, for any reason, the transactions contemplated by this Agreement shall fail to be completed, the Vendor for itself and its employees, servants and agents agrees to keep confidential and to refrain from using any information concerning the business and affairs of any of the Purchaser and Vitran which it may have acquired in connection with the transactions contemplated by this Agreement and in addition, shall return all records or documents received from the Purchaser relating to the Purchaser or Vitran. The Vendor’s obligations in this respect shall not apply to any information which:

(i)	is in the public domain at the time of its disclosure to the Vendor;

(ii)	subsequently comes into the public domain without breach by the Vendor of its obligations under this Section 11.1(b);

(iii)	the Vendor can show was in its possession prior to its disclosure to the Vendor in connection with these transactions; or

(iv)	is or has been disclosed to the Vendor by any person otherwise than at the request or occurrence of the Purchaser and not in violation of any obligation owed to the Purchaser or Vitran.

11.2 Notices.

(a)	Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by telecopy or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

if to the Vendor:

Christopher Dugan

1155 N. 135 West
Wichita, Kansas 67235

Copy to:

Depew Gillen Rathbun & McInteer, LC
8301 East 21st Street North
Suite 450
Wichita, Kansas
67206-2936

Attention: Fax:	Jack Scott McInteer (316) 265-3819

if to the Purchaser or to Vitran:

c/o Vitran Corporation Inc.

185 The West Mall
Suite 701

Toronto, Ontario
M9C 5L5

Attention: Fax:	Rick E. Gaetz President and Chief Executive Officer (416) 596-8039

Copy to:

Lang Michener LLP
Barristers and Solicitors
Box 747, Suite 2500
BCE Place, 181 Bay Street
Toronto, Ontario
M5J 2T7

Attention: Fax:	Geofrey Myers (416) 365-1719

(b)	Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event which might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this Section 11.2.

11.3	Commissions, etc. It is understood and agreed that each of the parties hereto shall be responsible for all fees payable to any broker, agent or other intermediary retained by such party in connection with the sale or purchase of the Purchased Shares.

11.4	Expenses. Each of the parties hereto shall pay their own legal, accounting and other expenses arising in respect of this Agreement, the completion of the transactions contemplated hereby and to any action taken by such party in preparation for carrying this Agreement into effect.

11.5	Consultation. The parties shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby and, except as required by any applicable law or regulatory requirement, neither the Vendor nor the Purchaser shall issue any such press release or make any such public announcement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

11.6	Disclosure. Prior to any public announcement of the transaction contemplated hereby pursuant to Section 11.5, neither party shall disclose this Agreement or any aspect of such transaction except to its board of directors, its senior management, its legal, accounting, financial or other professional advisors, any financial institution contacted by it with respect to any financing required in connection with such transaction and counsel to such institution, or as may be required by any applicable law or any regulatory authority or stock exchange having jurisdiction.

11.7	Successors and Assigns. This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and, where the context so permits, their respective heirs, legal personal representatives, successors and permitted assigns and the Purchaser’s Representatives. Except as provided in this Section 11.7, neither party may assign any of its rights or obligations hereunder without the prior written consent of the other parties. The Purchaser may, at any time prior to the Time of Closing:

(a)	assign all of its rights and obligations under this Agreement to any person if the Vendor’s prior written consent is obtained and the assignee delivers to the Vendor an instrument in writing executed by the assignee confirming that it is bound by and shall perform all of the obligations of the Purchaser under this Agreement as if it were an original signatory; or

(b)	assign all of its rights and obligations hereunder to a Subsidiary or affiliate of the Purchaser who delivers an instrument in writing to the Vendor as set out in Section 11.7(a);

provided that no such assignment shall relieve the Purchaser of its obligations under this Agreement. In the event of an assignment as set out above, any reference in this Agreement to the Purchaser shall be deemed to include the assignee.

11.8	Amendment and Waivers. No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

11.9	Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

11.10	Due Diligence. Following execution hereof and up to the Closing Date, the Vendor shall grant the Purchaser and Vitran reasonable access to all facilities, property, books and records of either of the Corporations and shall cooperate fully in good faith with Purchaser’s due diligence.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF this Agreement has been executed by the parties.
Signed, sealed and delivered	)
in the presence of:	)
)
)
/s/ Rebecca Dugan	)	/s/ Christopher J. Dugan	l/s

Witness	)	Christopher J. Dugan
VITRAN CORPORATION
by: /s/ Rick E. Gaetz
Rick E. Gaetz
President
VITRAN CORPORATION INC.
by: /s/ Rick E. Gaetz
Rick E. Gaetz
President and Chief Executive Officer
by: /s/ Sean P. Washchuk

Sean P. Washchuk

Vice President Finance and
Chief Financial Officer